EXHIBIT 16.1

August 21 , 2009

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K, dated July 6 , 2009, of SunSi Energies Inc. and agree with the statements concerning our Firm contained therein.

Very truly yours ,

/s/ Moore & Associates
Moore & Associates